UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2007

MEDIVATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32836	13-3863260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Hawthorne Street, Suite 610 San Francisco, CA 94105

(Address of principal executive offices) (Zip Code)

(415) 543-3470

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 14, 2007 we received notification from the U.S. Food and Drug Administration (FDA) that we may proceed with our Phase 2 randomized, double-blind, placebo-controlled study of three-months of Dimebon treatment in patients with Huntington’s disease. The Phase 1 portion of the study already has been completed. The FDA also allowed us to increase enrollment by 20% to 90 patients in the Phase 2 portion of this study, while we previously had expected to enroll only 75 patients. We expect to enroll the first Phase 2 patient in July 2007. Based upon the anticipated start date and the increased number of patients to be enrolled in the Phase 2 study, we now expect to report study data in the first half of 2008. We continue to expect that Phase 3 studies in Huntington’s disease will begin in 2008 if the Phase 2 study results are supportive.

On June 29, 2007, we received clearance from the FDA to begin our Phase 1-2a clinical trial of MDV3100 in patients with hormone-refractory prostate cancer. We expect to enroll the first patient in July 2007 and remain on target to report data from the first subset of patients in this trial in the second half of 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIVATION, INC.

Dated: July 2, 2007	By:	/s/ C. Patrick Machado
C. Patrick Machado
Senior Vice President and Chief Financial Officer